Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Post-effective Amendment No. 2 to Registration Statement (Form F-3 No. 333-261815) of Akumin Inc. and the related Prospectus and to the incorporation by reference therein of our report dated March 16, 2022, with respect to the consolidated financial statements of Akumin Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Orlando, Florida

November 9, 2022